UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

TECOGEN INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TECOGEN INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, June 6, 2024
Time: 1:00 p.m. (local time)
Place: 76 Treble Cove Road, North Billerica, Massachusetts 01862
Record Dated: April 9, 2024

TO THE STOCKHOLDERS OF TECOGEN INC.:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Tecogen Inc., a Delaware corporation, ("Company," "Tecogen," "we," "our," "us"), will be held at our offices located at 76 Treble Cove Road, North Billerica, Massachusetts 01862, on Thursday, June 6, 2024, at 1:00 p.m., local time or any adjournment or postponement thereof ("Annual Meeting"). In addition to attending the meeting in person and to facilitate greater shareholder access and participation, we are also making available a conference call-in number to permit you to listen to the meeting and ask questions during the meeting. You may listen to the Annual Meeting and ask questions during the meeting by calling 877-407-7186 (or +1 201-689-8488 from outside the United States) and inputting the meeting number 13746035. You will be able to vote your shares by following the instructions in this notice. You will not be able to vote your shares through participation in the meeting via conference call.
At the Annual Meeting, stockholders will consider and act upon the following matters, as described in our Proxy Statement:
1.To elect seven directors to the Board of Directors of the Company to hold office until our next annual meeting or until their successors are duly elected and qualified.
2.To ratify the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.
3.To approve an amendment to our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) to effect a combination of our outstanding shares of common stock into a lesser number of shares, or a reverse stock split, ranging from 1-for-4 to 1-for-6, the specific ratio of such split, the implementation and timing of which shall be subject to the discretion of the Board; and,
4. To approve, on a non-binding advisory vote basis, the compensation paid to the named executive officers of the Company for 2023.
To transact such other business which may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Annual Meeting or to participate virtually.  Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 9, 2024 (5:00 p.m., U.S. Eastern Time) as the record date, or the Record Date, for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record during ordinary business hours at the Company's principal executive offices located at 76 Treble Cove Road, North Billerica, Massachusetts 01862 for a period of ten days prior to the Annual Meeting.  The list will also be available for the examination of any stockholder present at the Annual Meeting.
If you are a holder of record on the Record Date and plan to attend the Annual Meeting in person, please bring photo identification. If your shares are held in the name of a broker, bank or other nominee, please bring with you photo identification and a letter from the broker or other nominee confirming your ownership as of the Record Date. If you wish to vote your shares at the Annual Meeting, the broker, bank or other nominee must provide you with a proxy or power of attorney.
Your vote is important.  Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings.  Please vote as soon as possible.  The proxy materials, including the Proxy Statement, the Company's Annual Report, which includes our consolidated financial statements for the year ended December 31, 2023, and the proxy card or the notice of internet availability of proxy materials, as applicable, are being distributed beginning on or about April 25, 2024. The proxy materials will also be available to you and other stockholders on the Internet. Websites throughout these proxy materials are provided for reference only.

Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient means of voting are provided on the proxy card or the notice of Internet availability of proxy materials. If you received your materials by mail, you may also vote by signing and dating the enclosed proxy card and returning it to us promptly in the envelope provided. You may also vote by attending the meeting in person.
When you submit your proxy, you authorize John K. Whiting, IV and Roger Deschenes or any one of them to vote your shares at the Annual Meeting and on any adjournments or postponements of the meeting in accordance with your instructions.
The Company currently intends to hold its Annual Meeting in person. If you are planning on attending the Annual Meeting, the Company encourages you to check the Company's website prior to the meeting. As always, the Company encourages you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors,
/s/ John K. Whiting, IV
John K. Whiting, IV
General Counsel & Secretary
North Billerica, Massachusetts
April 23, 2024

Important Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held on June 6, 2024. The attached Proxy Statement, related proxy material, and our Annual Report on Form 10-K for 2023 are available at www.proxyvote.com. We intend to mail the Notice of Internet Availability of Proxy Materials to you beginning on or about April 25, 2024.

TECOGEN INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held on June 6, 2024
INFORMATION ABOUT THE 2024 ANNUAL MEETING AND VOTING
WHY DID YOU FURNISH ME WITH THIS PROXY STATEMENT?
This Proxy Statement and accompanying Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors of Tecogen Inc. ("Tecogen," "Company," "we," "our," or "us") for the 2024 Annual Meeting of Stockholders, to be held on June 6, 2024, at 1:00 p.m., local time, and at any adjournments or postponements of the Annual Meeting. In addition to attending the meeting in person and to facilitate greater shareholder access and participation, we are also making available a conference call-in number to permit you to listen to the meeting and ask questions during the meeting. You may listen to the Annual Meeting and ask questions during the meeting by calling 877-407-7186 (or +1 201-689-8488 from outside the United States) and inputting the meeting number 13746035. You will be able to vote your shares by following the instructions in this notice. You will not be able to vote your shares through participation in the meeting via conference call.
This Proxy Statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply access your proxy card and vote via the Internet, at www.proxyvote.com or by telephone at 1-800-690-6903. However, if you received your proxy materials by mail, you may vote by completing, signing, dating and returning to us the enclosed proxy card.
WHY ARE YOU MAKING THESE MATERIALS AVAILABLE OVER THE INTERNET RATHER THAN MAILING THEM?
Under the "Notice and Access Rule" that the Securities and Exchange Commission, or the SEC, has adopted, we are furnishing proxy materials to our stockholders on the Internet rather than mailing printed copies of those materials to each stockholder. This will help us conserve natural resources and it will save postage, printing and processing costs. If you received the Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you about how you may (1) access and review the Company's proxy materials on the Internet and (2) access your proxy card to vote on the Internet. We anticipate that we will mail the Notice of Internet Availability to our stockholders on or about April 25, 2024.
The proxy materials are available at https://materials.proxyvote.com/87876P. Enter the 12-digit control number located on the Notice of Internet Availability, proxy card or voter instruction form.
HOW CAN I HAVE PRINTED COPIES OF THE PROXY MATERIALS MAILED TO ME?
Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?
The following proposals will be addressed at the Annual Meeting:
1. The election of seven directors to the Board of Directors of the Company each to hold office until the next annual meeting of stockholders or their successors are duly elected and qualified, each as identified below;
2. The ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm;
3. The approval of an amendment to our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) to effect a combination of our outstanding shares of common stock into a lesser number of shares, or a reverse stock split, ranging from 1-for-4 to 1-for-6, the specific ratio of such split, the implementation and timing of which shall be subject to the discretion of the Board; and,
4. A non-binding advisory vote on the compensation paid to the named executive officers of the Company for 2023.
Any other business that may come before the Annual Meeting or any adjournment or postponement of the Annual Meeting so long as such business is properly brought.

WHO MAY VOTE ON THESE PROPOSALS?
Stockholders who owned shares of the Company’s voting stock at the close of business on April 9, 2024 or the Record Date, are entitled to notice of and to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.
On the Record Date, there were 24,850,261 shares of the Company's common stock, $.001 par value per share, or the common stock, issued and outstanding and entitled to vote. Our common stock will vote as a single class on all matters scheduled to be voted on at the Annual Meeting. There is no cumulative voting.
HOW MANY VOTES DO I HAVE?
Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Annual Meeting. As a stockholder of record you have the right to direct the voting of your shares via the Internet, telephone, by returning a proxy card to us or by voting in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote via the Internet, telephone, or complete, sign, date, and return a proxy card to ensure that your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name.” Your broker or nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct your broker, bank, or nominee how to vote your shares by using any voting instruction card supplied by them or by following their instructions for voting by telephone, online, or in person. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder.
HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board unanimously recommends that stockholders vote "FOR" all seven nominees for director, "FOR" the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accountants, "FOR" the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation authorizing a reverse stock split, and "FOR" the approval of a non-binding advisory vote on the compensation paid to our named executive officers for 2024 ("Say on Pay"). None of our directors has any substantial interest in any matter to be acted upon, with the exception of the directors nominated for election at the Annual Meeting, their election under proposal No. 1, and, with respect to the approval of the proposed reverse stock split, to the extent the directors beneficially own shares of our common stock.

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our issued and outstanding shares are represented by stockholders present in person or virtually at the Annual Meeting or represented by proxy. On the Record Date, there were 24,850,261 shares outstanding and entitled to vote at the meeting. Thus, 12,425,132 shares must be represented by stockholders present at the meeting in person or virtually or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person or virtually at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received voting instructions from the beneficial owner. If there is no quorum, the chairman of the meeting or a majority of the votes of stockholders present or represented at the meeting may adjourn the meeting to another date.
WHY WOULD THE ANNUAL MEETING BE ADJOURNED?
The Annual Meeting may be adjourned if a quorum is not present or to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy to approve the proposals. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.
HOW DO I VOTE BY PROXY?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting. Such stockholders may deliver their proxies either:
(1)Electronically over the Internet at www.proxyvote.com;
(2)By telephone at 1-800-690-6903; or
(3)By completing and submitting a properly completed, signed and dated paper proxy card.
If you are a stockholder of record, returning the proxy card will not affect your right to attend the Annual Meeting and vote in person as described elsewhere herein. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
1.FOR the election of each of our Board's nominees for director;
2.FOR the ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm;
3.FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) to effect a combination of our outstanding shares of common stock into a lesser number of shares, or a reverse stock split, ranging from 1-for-4 to 1-for-6, the specific ratio of such split, the implementation and timing of which shall be subject to the discretion of the Board; and,
4.FOR the approval, on a non-binding advisory vote basis, of the compensation paid to our named executive officers for 2023 ("Say on Pay").
If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement was finalized, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank, or other nominee how to vote your shares. You may also have the option to vote your shares via the Internet.
HOW DO I VOTE IN PERSON?
If you are a stockholder of record (i.e., you own the shares directly in your name) and plan to attend the Annual Meeting, you may attend and vote in person on June 6, 2024, or at a later date if the Annual Meeting is adjourned or postponed to a later date. If you propose to attend in person, you will be required to present valid proof of identification at the Annual Meeting. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, in addition to identification, you must bring proof of beneficial ownership in order to attend the Annual Meeting, which generally can be obtained from the record holder. In that event, you must also obtain a proxy or a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares at the Annual Meeting.
MAY I CHANGE OR REVOKE MY VOTE?
Stockholders of record my change their vote at any time before the proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Annual Meeting; by submitting a later-dated proxy via Internet or phone before 11:59 p.m. Eastern Daylight Time on June 5, 2024; or by voting in person or virtually at the Annual Meeting. Your attendance at the Annual Meeting in person or virtually will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.
If you hold your shares through a broker, bank or other nominee in "street name", you should contact such person prior to the time such voting instructions are exercised.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598: Telephone: 212-828-8436.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Proposal 1:  Election of Directors. The election of directors shall be determined by a plurality of the votes cast by the stockholders. Therefore, a nominee who receives a plurality (the nominee who receives a higher number of votes “for” his or her election than any other nominee for the same director's seat) will be elected.
Proposal 2:  Ratification of appointment of independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting entitled to vote on the matter.
Proposal 3: Approval of an amendment to our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) to effect a combination of our outstanding shares of common stock into a lesser number of shares, or a reverse stock split, ranging from 1-for-4 to 1-for-6, the specific ratio of such split, the implementation and timing of which shall be subject to the discretion of the Board. The approval of an amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter.
Proposal 4: Approval on a non-binding advisory vote basis of the compensation paid to our named executive officers. The approval of the ratification of the compensation paid to our Named Executive Officers requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting entitled to vote on the matter.
HOW ARE VOTES COUNTED?
Proposal 1: You may either vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for election to the Board of Directors. Shares present at the meeting or represented by proxy where the stockholder does not vote for a nominee or properly withholds authority to vote for such nominee and broker non-votes will not be counted "For" or "Against" such nominee's achievement of a plurality.
Proposal 2: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Wolf & Company, P.C. If you abstain from voting on the proposal to ratify the appointment of Wolf & Company, P.C., your vote will have no effect on the outcome of the vote on the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, broker non-votes will have no effect on the vote for this proposal.
Proposal 3: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the amendment to our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) to effect a combination of our outstanding shares of common stock into a lesser number of shares, or a reverse stock split, ranging from 1-for- 4 to 1- for-6, the specific ratio of such split, the implementation and timing of which shall be subject to the discretion of the Board. If you abstain from voting on the proposal to approve the amendment to the Company's Amended and Restated Certificate of Incorporation authorizing a reverse stock split, your vote will have the same effect as a vote against the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, broker non-votes will have the same effect as a vote against the proposal.
Proposal 4: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval, on a non-binding advisory vote basis, of the compensation paid to our named executive officers in 2023. If you abstain from voting on the proposal to approve the compensation of our named executive officers for 2023, your vote will have no effect on the outcome of the vote on the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, broker non-votes will have no effect on the vote for this proposal.
ARE THERE ANY DISSENTERS' RIGHTS OF APPRAISAL?
Our Board is not proposing any action for which the laws of the State of Delaware, the Company’s Certificate of Incorporation or the Company's by-laws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.
WHO BEARS THE COST OF SOLICITING PROXIES?
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to our stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or to vote through the Internet, you are responsible for any Internet access charges you incur.
WHERE ARE THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES?
The Company’s principal executive offices are located at 76 Treble Cove Road, North Billerica, Massachusetts 01862, and the Company's telephone number is (781) 466-6400.
HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or the Annual Report, is available to all stockholders along with this Proxy Statement on the SEC's EDGAR website. Exhibits to the Annual Report will be provided upon written request and payment of an appropriate fee. All written requests should be directed to the Secretary of the Company c/o Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862. The Company is subject to the informational requirements of the Securities Exchange Act.
Our website address is included several times in these proxy materials as a textual reference only and the information in the website is not incorporated by reference into these proxy materials.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
The following table lists the current members of our Board, and our executive officers. The address for our directors and executive officers is: c/o Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862. The ages of the individuals are provided as of April 23, 2024:

Name	Age	Position(s)	(1)	(2)	(3)
Directors
Angelina M. Galiteva	57	Chairperson of the Board and Director	x	x
John N. Hatsopoulos	90	Lead Director
John M. Albertine	79	Director	x		x
Ahmed F. Ghoniem	72	Director		x	x
Earl L. Lewis, III	79	Director		x
Susan Hirsch	71	Director
Abinand Rangesh	39	Director

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of the Nominating and Governance Committee

Named Executive Officers
Abinand Rangesh	39	Chief Executive and Financial Officer (Principal Executive and Financial Officer) and Treasurer
Robert A. Panora	69	President and Chief Operating Officer
John K. Whiting, IV	63	General Counsel and Secretary
Stephen Lafaille	36	Vice President of Business Development
Joseph E. Gehret	38	Vice President, Operations
Roger P. Deschenes	65	Chief Accounting Officer
Biographical Information Regarding Directors
Angelina M. Galiteva has been Chairperson of the board of directors since 2005. Ms. Galiteva is founder and Chair of the Board for the Renewables 100 Policy Institute, a non-profit entity dedicated to the global advancements of renewable energy solutions since 2008. Since 2003 she has also been Chairperson at the World Council for Renewable Energy (WCRE), which focuses on the development of legislative and policy initiatives to facilitate the introduction and growth of renewable energy technologies. Since 2011, she has served on the Board of Governors of the California Independent System Operator (CA ISO), providing direction and oversight for the CA ISO which operates the California electricity grid. She is also a principal at New Energy Options, Inc., a company focusing on advancing the integration of sustainable energy solutions since 2006, and has been a strategic consultant with Renewable Energy Policy and Strategy Consulting since 2004. Ms. Galiteva holds a M.S in Environmental and Energy Law, a J.D. from Pace University School of Law, and a B.S. from Sofia University in Bulgaria. Ms. Galiteva is currently serving as Chairperson and as a director and serves as Chair of our Audit Committee and member of our Compensation Committee.
Our board has determined that, based on Ms. Galiteva’s prior experience in the energy field, she is qualified to be a member of the board.
John N. Hatsopoulos has been a member of our board of directors since its founding in 2000 (other than the period between June 6, 2018 and February 1, 2019) and was our Chief Executive Officer or Co-Chief Executive Officer until March 29, 2018. He also was the Chief Executive officer or Co-Chief Executive Officer of American DG Energy Inc., or ADGE, until ADGE merged with us in May of 2017, or the ADGE Merger, and was on the board of directors of ADGE until March 29, 2018. Mr. Hatsopoulos was the Chairman of EuroSite Power Inc., a former affiliate of ours, from 2009 until 2016. Mr. Hatsopoulos was a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific. He was formerly the President and Vice Chairman of the Board of Directors of that company. He is a former Member of the Corporation of Northeastern University. He graduated from Athens College in Greece and holds a B.S. in history and mathematics from Northeastern University, as well as honorary doctorates in business administration from Boston College and Northeastern University. On February 1, 2019, Mr. Hatsopoulos was reappointed by the board as a director, and is currently serving as a Tecogen director.

Our board has determined that, based on Mr. Hatsopoulos extensive leadership experience in senior positions at Thermo Electron Corporation and education, he is qualified to be a member of our board.
John M. Albertine was appointed to our board on December 7, 2022. Dr. Albertine has served on the board of numerous public companies including Fruit of the Loom, Thermo Electron Corporation (now Thermo Fisher Scientific Corporation), American Precision Industries, Intersections Inc, DynaTech Corporation and Kadant Inc. He has also served as the Vice Chairman of the Fruit of the Loom Company and has served on two Presidential Commissions under President Reagan. Presently, Dr. Albertine is the CEO of Albertine Enterprises Inc. a public policy and advocacy firm based in Washington DC. He is also the Managing Partner at JJ&B an investment banking firm. Dr. Albertine has previously served as the Chair of the Economics Department at the Mary Washington College of the University of Virginia and as an Adjunct Professor at the US Marine Corps, Command and Staff College at Quantico. Dr. Albertine has a Ph.D. in Economics from the University of Virginia and Doctor of Humanities (honorary) from King’s College, PA. Dr. Albertine currently serves as a director and serves as a member on our Audit Committee.
Our board has determined that, based on Dr. Albertine's significant experience as a board member with several public companies and education, he is qualified to be a member of our board.
Ahmed F. Ghoniem has been a member of our board of directors since 2008. Dr. Ghoniem is the Ronald C. Crane Professor of Mechanical Engineering at MIT. He is also the Director of the Center for 21st Century Energy, and the head of Energy Science and Engineering at MIT, where he plays a leadership role in many energy-related activities, initiatives and programs. He joined MIT as an Assistant Professor in 1983. He is an associate fellow of the American Institute of Aeronautics and Astronautics, and Fellow of American Society of Mechanical Engineers, and was a recipient of KAUST Investigator Award. Dr. Ghoniem holds a Ph.D. in Mechanical Engineering from the University of California, Berkeley, and a M.S. and B.S. in Mechanical Engineering from Cairo University. Dr. Ghoniem is currently serving as a director, and serves as the Chair of our Nominating and Governance Committee and a member of our Compensation Committee.
Our board has determined that, based on Dr. Ghoniem’s prior experience as a Professor of Mechanical Engineering at MIT and his prior experience in the energy sector, he is qualified to be a member of our board.
Susan Hirsch was appointed to our board in September 2023. Ms. Hirsch has over 40 years of experience in investment management and finance. Since 2020, she has served as a member of the Board of Directors and the Audit and Finance Committee of Agenus Inc., a publicly traded biotechnology company, and she serves as a Trustee for the Baruch College Fund. From 2005 until February 2021, Ms. Hirsch was a Managing Director and Portfolio Manager at Nuveen Asset Management LLC, a registered investment advisor and a Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA, formerly TIAA-CREF) company, where she was responsible for managing over $20 billion in assets including the TIAA-CREF Large-Cap Growth Fund. Prior to joining Nuveen, she served as Executive Vice President and Portfolio Manager for the Mid-Cap Growth and Technology Sector portfolios at Jennison Associates, a registered investment advisor and a Prudential Financial, Inc. company. Ms. Hirsch’s previous experience also includes investment management positions at Lehman Brothers Global Asset Management and Delphi Asset Management as a Senior Portfolio Manager for the Selected Growth Stock Portfolio. She began her career as an analyst at Smith Barney and Lehman Brothers where the success of her quantitative model led to her subsequent recognition as a top ranked institutional analyst for small cap growth stocks in 1991, 1992 and 1993, and holds a BS in Accounting from Brooklyn College.
Our board has determined that, based on Ms. Hirsch prior experience in investment management and finance, she is qualified to be a member of our board.
Earl R. Lewis III served as Chairman of the board and as Chief Executive Officer and President of FLIR Systems from 2000 through May 2013, and since May 2013 as Chairman of the Board and as a senior consultant to FLIR Systems. Mr. Lewis also served as Chairman of the Board of Harvard Bio Science from 2013 through June 2018, as CEO and President of Thermo Instrument Systems from 1998 to 2000, as President in 1997, and as COO in 1996. Mr. Lewis also served as CEO and President of Thermo Optek Corporation from 1994 to 1996, as President of Thermo Jarrell Ash Corporation from 1988 to 1994, and in senior operations and manufacturing roles at Thermo Jarrell Ash since 1984 and at other companies in previous years. Mr. Lewis holds a B.S. from Clarkson College of Technology. Mr. Lewis is currently serving as a director and serves as the Chair of our Compensation Committee.
Our board has determined that, based on Mr. Lewis' extensive leadership experience in senior positions, he is qualified to be a member of our board.
Abinand Rangesh has been with the Company since 2016 and has held roles in various divisions including sales, business development and most recently Chief Financial Officer and Treasurer. Dr. Rangesh was appointed as our Chief Executive Officer on January 30, 2023 and has served, and continues to serve as our Chief Financial Officer (Principal Financial Officer) and Treasurer since June 14, 2021. Prior to joining Tecogen, he was an executive in renewable energy and software startups. His work as CTO at LumiSolair earned the company the 2013 EPA award. In addition, Dr. Rangesh has multiple design patents and has published multiple scientific papers in peer reviewed journals. Dr. Rangesh earned both his

Ph.D. and undergraduate degrees in engineering from the University of Cambridge, United Kingdom. Dr. Rangesh is a citizen of the United States and the United Kingdom. Dr. Rangesh was appointed by our board in June 2021 to serve as a director and is currently serving as a director.
Our board has determined that, based on Dr. Rangesh's prior experience and education, he is qualified to be a member of our board.
There are no arrangements or understandings between any of our directors or executive officers and any other individuals regarding his or her selection as a director. There are no family relationships between any current executive officer, director, or director nominee.
There are no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.
Biographical Information Regarding Our Named Executive Officers

Abinand Rangesh was appointed as our Chief Executive Officer on January 30, 2023 and has served as our Chief Financial Officer since June 16, 2021. For more information regarding Dr. Rangesh, please see his biographical information under "Directors," above.
Robert A. Panora has been our Chief Operating Officer and President since the organization of Tecogen in 2000. In August of 2015, Mr. Panora began serving as Director of Operations of American DG Energy and continued to serve as Director of Operations until the completion of the ADGE Merger. On March 29, 2018, Mr. Panora was appointed as the sole director of ADGE. Before this role, since 1990, he had been General Manager of the Company’s Product Group while a division of Thermo Electron Corporation and Manager of Product Development, Engineering Manager, and Operations Manager since 1984. Over his 31-year tenure with Tecogen and its predecessors, Mr. Panora has been responsible for sales and marketing, engineering, service, and manufacturing. Mr. Panora contributed to the development of Tecogen’s first cogeneration product, and was Program Manager for cogeneration and chiller projects that followed. Mr. Panora has had considerable influence on many aspects of the business, from building the employee team, to conceptualizing product designs and authoring many of the original business documents, sales tools, and product literature pieces. Mr. Panora has a B.S. and M.S. in Chemical Engineering from Tufts University.
John K. Whiting, IV has been the Company's General Counsel since January 2018, and Secretary of the Company since November 2019. Mr. Whiting has also served as General Counsel & CFO of Inspired Therapeutics LLC since April 2017. Previously, Mr. Whiting served as Vice President, General Counsel & Secretary of Vero Biotech LLC (previously known as GeNO LLC) from January 2012 to 2017, as Vice President, General Counsel & Secretary of Pharos LLC and Levitronix LLC from 2009 through 2011, as Vice President & General Counsel of American Renal Associates Inc. from 2002 to 2008, and as Associate General Counsel of Thermo Electron Corporation (now Thermo Fisher Scientific Inc.) from 1996 through 2002. Mr. Whiting holds a B.A. in Political Science and History from the University of Vermont, a J.D. from Boston University School of Law, and an MBA from F.W. Olin Graduate School of Business at Babson College.
Joseph E. Gehret joined Tecogen in July 2009 as an Application Engineer working with our sales team on new customer projects. Given Mr. Gehret’s technical knowledge and experience with managing complex projects he has since been promoted to fill the roles of Field Operations Manager, Director of Field Operations, and most recently in 2022 as Vice President of Operations. In this position, he manages our manufacturing, application, service, and installation teams coordinating extensively with the engineering department to improve system reliability and decrease operational costs. Mr. Gehret graduated Magna Cum Laude from the Wentworth Institute of Technology with an B.S. in Construction Management.
Stephen Lafaille joined Tecogen in May 2010 as a Product Development Engineer and was promoted to Product Manager where he acted as an interface between the engineering department and our customers, increasing his understanding of the sales process and customer need. Leveraging his understanding of the market, business environment, and sales process, Mr. Lafaille moved into a business development role as Director of Business Development, and was promoted to Vice President of Business Development in 2022. Mr. Lafaille is responsible for developing strategic partnerships, establishing, and growing new markets, and strengthening Tecogen’s position in existing key market verticals. Mr. Lafaille holds a B.S. and M.S. in Mechanical Engineering from the University of New Hampshire.
Roger P. Deschenes initially consulted with the Company in September 2020 and joined Tecogen in March 2021 as Chief Accounting Officer. Mr. Deschenes has led accounting and finance functions in high-technology manufacturing, consumer products and distribution companies for over 30 years, including as Division Chief Financial Officer at L3 Security Detection Systems, Inc. in 2017 and 2018, and as Vice President, Finance, Chief Financial Officer and Chief Accounting Officer at Implant Sciences Corporation from 2008 to 2017. Mr. Deschenes served as Vice President, Finance with Beacon

Roofing Supply, Inc. from 2006 to 2007. From 1990 to 2006, Mr. Deschenes served in several senior accounting and financial capacities at Saucony, Inc. including: Vice President, Controller, Chief Accounting Officer and Assistant Treasurer. Mr. Deschenes received a B.S. in Business Administration from Salem State University and is a Certified Management Accountant.
Each executive officer is appointed by, and serves at the discretion of, our board. Our executive officers hold office until their successors are duly appointed, or until their earlier resignation or removal.
The board maintains an audit committee, compensation committee, and nominating and corporate governance committee. We may also establish special or other committees from time to time to consider matters at the request of the board. The current members of such committees are set forth in the table set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 9, 2024, certain information with respect to the beneficial ownership of Tecogen's outstanding shares of common stock by (1) each person (including any “group” as set forth in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act") known by us to be the beneficial owner of more than five percent (5%) of any class of Tecogen's common stock, (2) each director and director nominee, (3) each named executive officer, and (4) all of our current directors and named executive officers as a group. The percentages in the following table are based on 24,850,261 shares of common stock issued and outstanding as of April 9, 2024.

Name and address of beneficial owner (1)	Shares Owned (2)	Percent of Class
Holders of Common Stock of 5% or More
Ann Marie Pacheco, as Trustee (3)	3,699,624	14.89%
Daphne Hatsopoulos (4)	2,744,385	11.04%
Michael A. Bass, as Trustee (5)	2,280,855	9.18%
Tryfon Natsis and Despina Natsis(6)	1,313,158	5.28%
	10,038,022	40.39%

Directors and Named Executive Officers:
Directors
John M. Albertine (7)	25,000	*%
Angelina M. Galiteva (8)	146,250	*%
Ahmed F. Ghoniem (9)	108,973	*%
John N. Hatsopoulos (10)	1,113,121	4.5%
Susan Hirsch (11)	250,416	1.0%
Earl R Lewis, III (12)	696,250	2.8%
Named Executive Officers
Abinand Rangesh (13)	115,301	*%
Robert A. Panora (14)	165,223	*%
John K. Whiting, IV (15)	263,136	1.0%
Joseph E. Gehret (16)	77,500	*%
Stephen Lafaille (17)	77,500	*%
Roger P. Deschenes (18)	102,498	*%
All Directors and Named Executive Officers as a group (12 persons)	3,147,530	12.1%
* Represents less than 1%
(1)Except as set forth below, the address of the individual or entity listed in the table above is: c/o Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862.
(2)Unless otherwise noted in these footnotes, beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally based on voting powers and/or investment powers with respect to securities. Unless otherwise noted, all shares of common stock listed above are owned of record by each individual or entity named as beneficial owner and such individual or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.
(3)Includes: (a) 1,620,664 shares of common stock held for the benefit of Nia M. Hatsopoulos pursuant to The John N. Hatsopoulos 1989 Family Trust of which Mrs. Ann Marie Pacheco is the sole trustee, and (b) 2,078,960 shares of common stock held by the Nia M. Hatsopoulos Jephson 2011 Irrevocable Trust, of which Ms Pacheco is the sole trustee. The address of the holder is 76 Treble Cove Road, Billerica, MA 01862. Mrs. Pacheco provides administrative services for Mr. Hatsopoulos. Mr. Hatsopoulos disclaims beneficial ownership of all shares held by the trusts.

(4)Includes: (a) 150,440 shares of common stock held directly by Mrs. Daphne Hatsopoulos, (b) 1,812,468 shares of held by the George Hatsopoulos Marital Trust, of which Mrs. Hatsopoulos is a trustee, (c) 320,179 shares of common stock held by the 1994 Hatsopoulos family trust for the benefit of Nicolas Hatsopoulos, of which Mrs. Hatsopoulos is a trustee, and (d) 456,978 shares held by the 1994 Hatsopoulos Family Trust for the benefit of Marina Hatsopoulos, of which Mrs. Hatsopoulos is a trustee.
(5)    Includes: (a) 2,250,000 shares of common stock held by The Hatsopoulos 2012 Family Trust, of which Mr. Michael A. Bass is the sole trustee, and (b) 10,855 shares of common stock held by the George Hatsopoulos 2010 Trust of which Mr. Bass is the sole trustee. The address for Mr. Bass is 1380 Soldier's Field Road, Boston, MA 02135.
(6)    Tryfon Natsis and Despina Pantopoulos Natsis share ownership was obtained from a Certified Shareholder List issued by our transfer agent VStock Transfer, LLC. The address for Mr. and Mrs. Natsis is 36 Chemin Du Milieu, Collonge-Bellerive, Geneva, Switzerland 1245.
(7)    Represents: (a) 25,000 shares underlying options to purchase shares of common stock that Mr. John M. Albertine has the right to purchase. Does not include 100,000 shares underlying options that are not currently exercisable.
(8)    Includes: (a) 50,000 shares of common stock held by Ms. Angelina Galiteva, and (b) options to purchase 96,250 shares of common stock. Does not include 78,750 shares underlying options that are not currently exercisable.
(9)    Represents 108,973 shares underlying options to purchase shares of common stock that Mr. Ahmed F. Ghoniem has the right to purchase. Does not include 78,750 shares underlying options that are not currently exercisable.
(10)    Includes: (a) 155,351 shares of common stock held by Mr. John N. Hatsopoulos; (b) 903,497 shares held by Mr. Hatsopoulos and Mrs. Patricia Hatsopoulos; (c) 28,225 shares of common stock held by Mrs. Hatsopoulos; (d) 3,325 shares of common stock held in an individual retirement account for Mrs. Hatsopoulos; and (e) options to purchase 12,723 shares held by Mr. Hatsopoulos. Does not include 50,000 shares underlying options of common stock that are not currently exercisable and the following shares with respect to which Mr. Hatsopoulos disclaims beneficial ownership: (a) shares of common stock held in The John N. Hatsopoulos 1989 Family Trust for the benefit of Nia Maria Hatsopoulos Jephson, of which Mrs. Ann Marie Pacheco is the sole trustee, (b) shares of common stock held in the Nia M. Hatsopoulos Jephson 2011 Irrevocable Trust, of which Mrs. Pacheco is the sole trustee, and (c) shares of common stock held in The John N. Hatsopoulos Family Trust 2007, of which Mr. Yiannis Monovoukas is the sole trustee. Mrs. Pacheco provides administrative services for Mr. Hatsopoulos.
(11)    Includes 250,416 shares of common stock held by Ms. Susan Hirsch. Does not include 100,000 shares underlying options of common stock that are not currently exercisable.
(12)    Includes: (a) 600,000 shares of common stock held by Mr. Earl R. Lewis, III, and (b) 96,250 shares of underlying options to purchase shares of common stock that Mr. Lewis has the right to purchase. Does not include 78,750 shares underlying options of common stock that are not currently exercisable.
(13)    Includes: (a) 10,301 shares of common stock held by Mr. Abinand Rangesh; and (b) 105,000 shares underlying options to purchase shares of common stock. Does not include 165,000 shares underlying options that are not currently exercisable.
(14)    Represents 165,223 shares underlying options to purchase shares of common stock that Mr. Robert A. Panora has the right to purchase. Does not include 100,000 shares underlying options that are not currently exercisable.
(15)    Includes: (a) 636 shares of common stock held by Mr. John K. Whiting, IV, and (b) 262,500 shares underlying options to purchase shares of common stock that Mr. Whiting has the right to purchase. Does not include 137,500 shares underlying options that are not currently exercisable.
(16)    Represents 77,500 shares underlying options to purchase shares of common stock that Mr. Joseph E. Gehret has the right to purchase. Does not include 100,000 shares underlying options that are not currently exercisable.
(17)    Represents 83,862 shares underlying options to purchase shares of common stock that Mr. Stephen Lafaille has the right to purchase. Does not include 25,000 shares underlying options that are not currently exercisable.
(18)    Includes: (a) 24,998 shares of common stock held by Mr. Roger P. Deschenes, and (b) 77,500 shares underlying options to purchase shares of common stock that Mr. Deschenes has the right to purchase. Does not include 62,500 shares underlying options that are not currently exercisable.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2023, regarding shares of common stock that may be issued under the Company’s 2006 Stock Incentive Plan, as amended, and the 2022 Stock Incentive Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans approved by security holders	3,638,122	$1.49	3,312,568
Equity compensation plans not approved by security holders	—	—	—
Total	3,638,122	$1.49	3,312,568
The 2006 Stock Incentive Plan and 2022 Stock Incentive Plan are intended to provide incentives to Company officers, directors, employees, and consultants by providing such individuals with opportunities to purchase stock in the Company pursuant to options granted which do not qualify as “Incentive Stock Options,” or “ISO” or “ISOs,” under Section 422(b) of the Internal Revenue Code of 1986, as amended, or the “Code;” such options being an “NSO” or “NSOs”.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires executive officers and directors, and persons who own more than ten percent of our common stock ("10% holders"), to file with the SEC electronically initial reports of beneficial ownership of our shares on a Form 3 and reports of subsequent changes in beneficial ownership of our shares on Form 4 or Form 5. Based solely on our review of these forms (and amendments thereto) filed with the SEC and certifications from our officers and directors, we believe that all officers and directors and 10% holders complied with the filing requirements applicable to them for the year ended December 31, 2023, in a timely manner, except that on two occasions reports on Form 4 covering purchases of our common stock were filed late by Mr. Hatsopoulos, and on seven occasions reports on Form 4 covering 24 purchase transactions consisting of 39,165 shares of our common stock were not filed by Mr. Lewis. The previously unreported purchase transactions by Mr. Lewis were reported on Form 5 filed on April 16, 2024.
Prohibition of Pledging and Hedging
We prohibit our directors and executive officers from entering into any derivative transaction in our shares (including short sales, forwards, equity swaps, options or collars, or other instruments that are based on our stock price). In addition, directors and executive officers are prohibited from pledging shares of our stock as collateral or security for indebtedness.

CORPORATE GOVERNANCE
The Board of Directors
The number of directors of the Company is established by our Board of Directors in accordance with the Company's By-laws. The directors are elected to serve until the next succeeding annual meeting of stockholders or until the election and qualification of a successor or such director’s earlier death, resignation or removal.
The Company's Certificate of Incorporation and By-laws provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least two thirds of the votes that all stockholders would be entitled to cast in an election of directors, and that any vacancy on the Board, including a vacancy resulting from an increase in the number of Directors, may be filled only by vote of a majority of our directors then in office and not by our stockholders.
Members of the Board discussed various business matters informally on numerous occasions throughout the year. There were three formal board meetings during 2023 and the Board of Directors handled certain matters by written consent on three occasions. All current directors attended all Board meetings. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities, including at least twice annually in executive sessions without the presence of non-independent directors and management.

Board Leadership Structure and Role in Risk Oversight
The Company separates the roles of Chief Executive Officer and Chairperson in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. Our Chairperson provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board and leads all executive meetings of the independent directors. We are a small company with a small management team, and we feel the separation of these roles enhances high-level attention to our business.
Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.
Our board of directors has overall responsibility for informed oversight of our risk management process, including risks from cybersecurity threats. Our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our board of directors has delegated to our audit committee its cybersecurity risk oversight processes, including oversight and mitigation of risks from cybersecurity threats.
Our audit committee receives periodic reports from management regarding our cybersecurity risks and is notified of any significant cybersecurity threat or incident. The audit committee reports to the board of directors regarding its activities, including with respect to cybersecurity matters and the occurrence of any material cybersecurity incident, if appropriate.
We have engaged a third-party consultant to manage risks associated with network protection and workstation management. Our consultant performs an annual assessment of our cybersecurity risk policies and procedures.
Committees of the Board of Directors
Our Board directs the management of our business and affairs and conducts its business through meetings of the Board and the following standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
Audit Committee. The Audit Committee is presently composed of two members of the Board: Ms. Angelina Galiteva (Chair) and Dr. John Albertine. The Audit Committee assists the Board in the oversight of the audit of the Company’s financial statements and the quality and integrity of its accounting, auditing and financial reporting processes. The Audit Committee also has the responsibility of reviewing the qualifications, independence and performance of the Company’s independent registered public accounting firm and is responsible for the appointment, retention, oversight and, where appropriate, termination of the independent registered public accounting firm. During fiscal year 2023, the Audit Committee held four meetings. The Board has determined that each of the members of the Audit Committee meets the criteria for independence under the applicable listing standards of OCTQX, and that Ms. Galiteva also qualifies as an “audit committee financial expert,” as defined by the rules adopted by the SEC. The Board has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee. The current Audit Committee Charter is available on the Company’s web site, http://investors.tecogen.com/audit-committee-charter.
Compensation Committee. The Compensation Committee is presently composed of three members of the Board: Mr. Earl Lewis, III (Chair), Ms. Angelina Galiteva, and Dr. Ahmed Ghoniem. The principal functions of the Compensation Committee are reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Executive Officers. Our Chief Executive Officer has been instrumental in the design and recommendation to the Compensation Committee of compensation plans and awards for our directors and executive officers including our President and Chief Operating Officer, Chief Financial Officer, and General Counsel. All compensation decisions for the Chief Executive Officer and all other executive officers are reviewed and approved by the Compensation Committee and can be subject to ratification by the Board of Directors. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2023, no compensation consultant was engaged for employee or executive compensation. During fiscal year 2023, the Compensation Committee did not hold a formal meeting. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable OTCQX listing standards. The current Compensation Committee Charter is available on the Company’s web site at http://investors.tecogen.com/compensation-committee-charter.

Nominating and Governance Committee. The Nominating and Governance Committee is presently composed of one member of the Board, Dr. Ahmed Ghoniem, who is an independent director as independence is defined by the OTCQX rules and regulations. The Nominating and Governance Committee functions are to identify persons qualified to serve as members of the Board, to recommend to the Board of Directors persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies and recommend to the Board persons to be appointed to each of its committees. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The committee held one formal meeting in 2023. The charter of the Nominating and Governance Committee is available on the Company’s website at http://investors.tecogen.com/nominating-and-governance-committee-charter.
Nominations and Proposals of Stockholders
The Company’s Nominating and Governance Committee identifies new director candidates through recommendations from members of the Committee, other Board members and executive officers of the Company and will consider candidates who are recommended by security holders, as described below. Although the Board does not have a formal diversity policy, the Committee and the Board will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
A stockholder who, in accordance with Rule 14a-8, under the Exchange Act, wants to present a proposal for inclusion in the Company's Proxy Statement and proxy card relating to the 2024 annual meeting of stockholders must submit the proposal not less than 120 days before the date the company's proxy statement was released to stockholders in connection with the 2024 annual meeting, or by December 25, 2023. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain stock ownership and other eligibility standards and comply with certain rules established by the SEC.
Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2025 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 1.11 of our By-laws, in the case of business proposals, or Section 1.10 of our By-laws, in the case of director nominations. In order to be properly brought before the 2025 Annual Meeting of Stockholders, Sections 1.10 and 1.11 of our By-laws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting.

Therefore, any notice intended to be given by a stockholder with respect to the Company's 2025 Annual Meeting of Stockholders pursuant to our By-laws must be received at our principal executive office no earlier than February 7, 2025 and no later than March 8, 2025. However, if the date of our 2025 Annual Meeting of Stockholders occurs more than 20 days before or 60 days after June 6, 2024, the anniversary of the 2024 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 1.10 and 1.11 of our By-laws.
All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.
The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Committee will evaluate any director candidates recommended by security holders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Committee will review the Board performance of such director and solicit feedback about the director from other Board members.
Code of Conduct and Ethics
The Company has adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. The Company’s code of business conduct and ethics is intended to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics to an appropriate person or persons identified in the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The Company’s code of business conduct and ethics is available on the Company’s website at http://ir.tecogen.com/governance-docs. A printed copy of the Company's code of business conduct and ethics is also available free of charge to any person who requests a copy by writing to our Secretary, Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Proxy Statement with respect to the Audit Committee Report and charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the “Securities Act”, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Company has an Audit Committee that is comprised of independent Directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Company’s management is responsible for the Company’s internal controls, disclosure controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In the performance of the Audit Committee’s oversight function, we have reviewed and discussed with management the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. We have also discussed with the Company’s independent registered public accounting firm the matters requiring discussion pursuant to Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and as adopted by the Public Company Accounting Oversight Board in Auditing Standard 1301 and such other matters as we have deemed to be appropriate. We have also discussed with the Company’s independent registered public accounting firm matters relating to its independence and have received the written disclosures and letter from it required by the applicable requirements of the Public Company Accounting Oversight Board.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

By the Members of the Audit Committee,

Ms. Angelina Galiteva, its Chair
Dr. John M. Albertine

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2023 and 2022, paid or accrued by the Company to or on behalf of those persons who were, during the fiscal years ended December 31, 2022 or December 31, 2023, the Company's Chief Executive Officer, Chief Financial Officer and the Company's most highly compensated named executive officers serving as such as of December 31, 2023 whose compensation was in excess of $100,000 ("Named Executive Officers").

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($) (1)	All other compensation ($) (2) (10)	Total ($)
Named Executive Officers
Abinand Rangesh	2023	167,500	—	—	56,700	2,001	226,201
Chief Executive and Financial Officer (Principal Executive and Financial Officer) and Treasurer (3)	2022	167,500	—	—	29,330	308	197,138

Robert A. Panora	2023	161,477	—	—	—	1,959	163,436
Chief Operating Officer and President (4)	2022	160,000	—	—	21,998	4,115	186,113

John K. Whiting, IV	2023	163,800	—	—	15,188	1,981	180,969
General Counsel and Secretary (5)	2022	164,100	—	—	21,998	2,188	188,286

Joseph E. Gehret	2023	160,500	—	—	30,375	1,959	192,834
Vice President of Operations (6)	2022	157,329	—	—	21,998	1,386	180,713

Stephen Lafaille	2023	171,673	—	—	—	1,722	173,395
Vice President of Business Development (7)	2022	189,662	30,000	—	21,998	1,254	242,914

Roger P. Deschenes	2023	142,425	—	—	15,188	1,363	158,976
Chief Accounting Officer (8)	2022	141,711	—	—	21,998	1,401	165,110

Former Principal Executive Officer
Benjamin M. Locke	2023	48,181	—	—	—	119,163	167,344
Former Chief Executive Officer	2022	210,000	—	—	29,330	1,806	241,136
(Former Principal Executive Officer) (9)
______________________________________________________
(1)The amounts in the "Option Awards" column reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of stock and option awards are set forth in "Note 14 - Stockholders' Equity" to our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)Premiums paid by us for disability, group term life insurance and 401k Match for the year ended December 31, 2023 were as follows (amounts reported for the year ended December 31, 2022 are insurance premiums only):

Named Executive Officer	Insurance Premiums ($)	401k Match ($)	Total ($)
Abinand Rangesh	1,501	500	2,001
Robert A. Panora	1,459	500	1,959
John K. Whiting, IV	1,481	500	1,981
Joseph E. Gehret	1,459	500	1,959
Stephen Lafaille	1,222	500	1,722
Roger P. Deschenes	1,363	—	1,363
(3)    On January 30, 2023 Dr. Rangesh was appointed Chief Executive Officer. Dr. Rangesh was appointed Chief Financial Officer and Treasurer on June 16, 2021.
(4)    Mr. Panora transitioned to a part-time role on January 11, 2020.
(5)    Mr. Whiting has provided services on a part-time basis since he joined us in 2018 and provided approximately 30 hours of service per week in both 2022 and 2023.
(6)    Mr. Gehret was promoted to Vice President of Operations in 2022.
(7)    Mr. Lafaille was promoted to Vice President of Business Development in 2022. Includes base salary and sales commissions.
(8)    Mr. Deschenes has provided services on a part-time basis since he joined us in 2021 and provided approximately 30 hours of service per week in both 2022 and 2023.
(9)     Mr. Locke resigned as our Chief Executive Officer on January 30, 2023.
(10)    Mr. Locke was paid $119,163 under a Consulting Agreement dated January 27, 2023, which agreement expired on January 31, 2024.
See "Employment Contracts and Termination of Employment and Change in Control Arrangements" below for the terms of certain agreements and change-in-control provisions.

Executive Officer Outstanding Equity Awards
The following table sets forth information with respect to outstanding equity awards held by our executive officers as of December 31, 2023.

		Option Awards				Stock Awards
Name		Number of securities underlying unexercised options (#) exercisable	Equity incentive awards; number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Abinand Rangesh	(1)	10,000	—	$3.91	12/12/2026	—	—
	(2)	25,000	25,000	$0.71	7/9/2030	—	—
	(3)	35,000	35,000	$1.10	1/21/2032	—	—
	(4)	—	140,000	$0.88	9/20/2033	—	—

Robert A. Panora	(5)	12,723	—	$0.79	4/29/2026	—	—
	(6)	100,000	100,000	$0.71	7/9/2030	—	—
	(7)	26,250	26,250	$1.10	1/21/2032	—	—

John K. Whiting, IV	(8)	10,000	—	$2.50	1/16/2028	—	—
	(9)	50,000	—	$3.80	12/11/2028	—	—
	(10)	50,000	—	$3.76	6/11/2029	—	—
	(11)	100,000	100,000	$0.71	7/9/2030	—	—
	(12)	26,250	26,250	$1.10	1/21/2032	—	—
	(13)	—	37,500	$0.88	9/20/2033	—	—

Joseph E. Gehret	(14)	25,000	25,000	$0.71	7/9/2030	—	—
	(15)	26,250	26,250	$1.10	1/21/2032	—	—
	(16)	—	75,000	$0.88	9/20/2033	—	—

Stephen Lafaille	(17)	6,362	—	$3.93	4/29/2026	—	—
	(18)	25,000	25,000	$0.71	7/9/2030	—	—
	(19)	26,250	26,250	$1.10	1/21/2032	—	—

Roger P. Deschenes	(20)	25,000	25,000	$0.78	9/21/2030	—	—
	(21)	26,250	26,250	$1.10	1/21/2032	—	—
	(22)	—	37,500	$0.88	9/20/2033	—	—

(1)     Includes stock option award granted December 12, 2016 in connection with Dr. Rangesh's service with us, with 25% of the options vesting on December 12, 2017 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control.
(2)    Includes stock option award granted on July 9, 2020 in connection with Dr. Rangesh's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.

(3)    Includes stock option award granted on January 21, 2022 in connection with Dr. Rangesh's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control.
(4)    Includes stock option award granted on September 20, 2023 in connection with Dr. Rangesh's service with us, with 50% of the options vesting on September 20, 2024 and then 50% vesting on September 20, 2025, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control.
(5) Includes stock option award granted on May 12, 2016 to Mr. Panora in connection with the Ilios Merger. Upon completion of the Ilios Merger all option holders of Ilios Inc. received fully vested options of Tecogen according to an exchange ratio, where every 7.86 options of Ilios Inc., were exchanged for 1 fully vested option of Tecogen.
(6)    Includes stock option award granted on July 9, 2020 in connection with Mr. Panora's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Panora's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(7)    Includes stock option award granted on January 21, 2022 in connection with Mr. Panora's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Panora's continued employment and subject to acceleration of vesting upon a change in control.
(8)     Includes stock option award granted January 16, 2018 in connection with Mr. Whiting's service with us, with 25% of the options vesting on January 16, 2019 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(9)     Includes stock option award granted December 11, 2018 in connection with Mr. Whiting's service with us, with 25% of the options vesting on December 11, 2019 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(10)     Includes stock option award granted June 11, 2019 in connection with Mr. Whiting's service with us, with 25% of the options vesting on June 11, 2020 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(11)    Includes stock option award granted on July 9, 2020 in connection to Mr. Whiting's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(12)    Includes stock option award granted on January 21, 2022 in connection with Mr. Whiting's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(13)    Includes stock option award granted on September 20, 2023 in connection with Mr. Whiting's service with us, with 50% of the options vesting on September 20, 2024 and then 50% vesting on September 20, 2025, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(14)     Includes stock option award granted on July 9, 2020 in connection with Mr. Gehret's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Gehret's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(15)     Includes stock option award granted on January 21, 2022 in connection with Mr. Gehret's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Gehret's continued employment and subject to acceleration of vesting upon a change in control.
(16)    Includes stock option award granted on September 20, 2023 in connection with Mr.Gehret's service with us, with 50% of the options vesting on September 20, 2024 and then 50% vesting on September 20, 2025, subject to Mr. Gehret's continued employment and subject to acceleration of vesting upon a change in control.
(17)     Includes stock option awarded on April 29, 2016 in connection with Mr. Lafaille's service with us, options vesting in four equal annual installments commencing on April 29, 2017.
(18)     Includes stock option award granted on July 9, 2020 in connection with Mr. Lafaille's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Lafaille's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(19)     Includes stock option award granted on January 21, 2022 in connection with Mr. Lafaillet's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Lafaille's continued employment and subject to acceleration of vesting upon a change in control.
(20)    Includes stock option award granted on September 20, 2020 in connection with Mr. Deschenes' service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Deschenes' continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(21)    Includes stock option award granted on January 21, 2022 in connection with Mr. Deschenes' service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Deschenes' continued employment and subject to acceleration of vesting upon a change in control.
(22)    Includes stock option award granted on September 20, 2023 in connection with Mr. Deschenes' service with us, with 50% of the options vesting on September 20, 2024 and then 50% vesting on September 20, 2025, subject to Mr. Deschenes' continued employment and subject to acceleration of vesting upon a change in control.
Executive Officer Target Bonus Plan
On March 1, 2024, our Compensation Committee adopted a performance bonus plan for our CEO and certain senior management consisting of a one-time payment contingent on our achieving two consecutive quarters of positive Adjusted EBITDA exceeding 2%, inclusive of all bonus accruals. The bonus amounts would be $50,000 for our CEO, and $35,000 for each of our Chief Operating Officer, Chief Accounting Officer, Vice President of Operations, and General Counsel.
Director Compensation
We did not pay any cash compensation to our non-employee directors in 2021 and 2022. However, our non-employee directors are eligible to receive stock or option awards under our equity incentive plan. We did not award any stock or option awards for service as directors in 2021. In March 2022 our Board of Directors adopted a policy for compensation of non-employee directors of the Company pursuant to which each director is awarded options to purchase shares of our common stock consisting of options to purchase 100,000 shares awarded in connection with such director's initial appointment as a member of our Board, and options to purchase 25,000 shares of our common stock upon the director's reelection or reappointment to serve an additional term as a director. Such options vest in equal installments on the first, second, third, and fourth anniversaries of the date of grant. We reimburse all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.
The following table provides information for the year ended December 31, 2023 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2023, other than Dr. Rangesh, who is not included in the table below as he is an employee and receives no compensation for his services a director. The compensation received by Mr. Hatsopoulos is described below under the heading "Advisory Agreement," and the compensation received by Dr. Rangesh is shown in the "Summary Compensation Table" above.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Options Awards ($)	Non-equity incentive compensation earnings ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Angelina M. Galiteva	—	—	12,475	—	—	—	12,475
John N. Hatsopoulos	1	—	20,250	—	—	—	20,251
John M. Albertine	—	—	12,475	—	—	—	12,475
Ahmed F. Ghoniem	—	—	12,475	—	—	—	12,475
Susan Hirsch	—	—	40,500	—	—	—	40,500
Earl R. Lewis, III	—	—	12,475	—	—	—	12,475
Compensation Committee Interlocks and Insider Participation
During fiscal year 2023, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current members of the Compensation Committee of our Board has ever been an employee of the Company.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
We have not entered into an employment agreement with any of our named executive officers, however, stock option awards granted under our 2006 Stock Incentive Plan and 2022 Stock Incentive Plan contain certain change of control provisions that accelerate vesting in the event of certain transactions resulting in a change of control. We have also entered into Change of Control Severance Agreements with Messrs. Panora and Whiting that provide for the payment of one year of salary and other benefits in the event of their termination by the Company without good cause, or by the employee for good reason, following a change of control.
The stock and option awards that would vest for each named executive officer if a change-in-control were to occur are disclosed under our Outstanding Equity Awards at Fiscal Year-End Table. Descriptions of the change-in-control provisions in our stock option awards are set forth below:
Stock Awards: Change-in-Control Definition
For the purposes of our stock awards, change-in-control shall mean (a) the acquisition in a transaction or series of transactions by a person (such term to include anyone deemed a person under Section 13(d)(3) of the Exchange Act), other than the Company or any of its subsidiaries, or any employee benefit plan or related trust of the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.
Option Awards Change-in-Control Definition
For the purposes of our option awards, change-in-control shall mean merger (or reverse merger), consolidation, or other similar event or the sale or lease of all or substantially all of the Company's assets. Upon a change-in-control, while the optionee maintains a business relationship with the Company and the option has not fully vested, the option shall become exercisable for 100% of the then number of shares as to which it has not vested, such vesting to occur immediately prior to the closing of the acquisition.
Advisory Agreement with John Hatsopoulos
On January 3, 2018 the Company entered into an Advisory Agreement with John N. Hatsopoulos, a member of the Board of Directors. The Advisory Agreement provides that Mr. Hatsopoulos will resign as a member of the Board of Directors at the Company's 2018 Annual Meeting of Stockholders or June 30, 2018, whichever comes first. Pursuant to the Advisory Agreement, Mr. Hatsopoulos will remain an advisor to the Company's Board of Directors and an employee of the Company in the Company's Investors Relations Department. He will be paid a salary of $1.00 annually and receive the same benefits as other similarly situated employees as well as administrative support for the duration of the agreement. Mr. Hatsopoulos was not nominated for election as a director at the June 6, 2018 Annual Meeting of Stockholders, but on February 1, 2019 was reappointed by the Company's Board of Directors to serve as a director of the Company. On July 22, 2019 the Advisory Agreement with Mr. Hatsopoulos was modified to provide that the Company would continue to provide the employee benefits contemplated by the Advisory Agreement. On July 19, 2023, the Advisory Agreement was extended until March 28, 2026 provided that Mr. Hatsopoulos continues to provide the advisory services contemplated by the agreement.
Consulting Agreement with Benjamin Locke
On January 27, 2023 the Company entered into a Consulting Agreement with Benjamin Locke, our former Chief Executive Officer who resigned from the Company on January 30, 2023. Pursuant to the terms of the agreement, which was effective on January 30, 2023, Mr. Locke will continue to support and provide services to the Company during the transitional period following his resignation for a period of one year from the effective date. Mr. Locke will be compensated for consulting services for the initial three (3) months of the agreement at the rate of $17,500 per month and will be compensated over the remaining nine (9) months of the term of the agreement at a monthly rate of $5,833. For a period of up to nine (9) months from the effective date, Mr. Locke will also be reimbursed $2,870 per month for healthcare insurance benefits until such time that Mr. Locke is no longer a participant in our healthcare insurance benefits. The aggregate payment to Mr. Locke for the duration of the consulting agreement, which expired on January 31, 2024, including the Company benefit plan reimbursement, was approximately $131,000. Mr. Locke is not entitled to any other compensation or benefits under the consulting agreement.

PAY VERSUS PERFORMANCE
Overview
We believe our performance-based compensation philosophy for our executive officers provides incentives to achieve both short-term and long-term business objectives; aligns the interest of our executive officers and long-term stockholders; and enables us to attract, hire and retain talented individuals in a competitive marketplace. Under our pay-for-performance philosophy, a portion of our executive officer compensation is at-risk and tied to objective performance goals based on the Company's EBITDA. Our annual bonuses and the majority of our equity incentive awards are based on financial operating performance against pre-defined goals.
As required by Item 402(v) of Regulation S-K, we are providing the information below to illustrate the relationship between the SEC-defined compensation actually paid (“CAP”) and various measures to gauge our financial performance. CAP is calculated in accordance with Item 402(v) of Regulation S-K and differs from compensation disclosed in the Summary Compensation Table under “Compensation of Directors and Named Executive Officers” and other compensation related tables disclosed above.
Pay Versus Performance (1)

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (6)	Net Income (Loss) ($) (7)
2023	226,201	222,562	173,922	161,160	$65	(4,598,108)
2022	241,136	305,068	202,120	268,196	$105	(2,447,927)
2021	246,021	254,876	199,449	187,246	$96	3,696,000
___________
(1)    This table and the following discussions includes data for the "compensation actually paid" to Abinand Rangesh, our principal executive officer during the year ended December 31, 2023 and Benjamin Locke for the years ended December 31, 2021 and 2022 presented ("PEO"), and our other Named Executive Officers ("NEOs"), as calculated and presented in accordance with Item 402(v) of Regulation S-K. These calculated amounts incorporate the impact of changes in the price of our common stock on the value of unvested and unexercised stock options and do not necessarily reflect amounts of compensation earned by or paid to our PEO and other NEOs for the period presented.
(2)    In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO's total compensation for each year presented to determine the "compensation actually paid":
PEO Compensation Actually Paid Calculation

Year	Reported Summary Compensation Table Total for PEO ($)	Less: Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Less: Reported Change in Actuarial Present Value of Pension Benefits ($) (c)	Pension Benefit Adjustments ($) (c)	Compensation Actually Paid to PEO ($)
2023	226,201	(56,700)	53,061	—	—	222,562
2022	241,136	(29,330)	93,262	—	—	305,068
2021	246,021	—	8,855	—	—	254,876
____________
(a)    The grant date fair value of equity awards represents the total amounts reported in "Stock Awards" and "Option Awards" columns in the Summary Compensation Table for the applicable year.
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in the prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value: (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and, (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair values, as remeasured, differ from those disclosed at the time of grant as a result of changes to the Black-Scholes model assumption inputs used to value the equity awards held by our PEO and Non-PEOs. The amounts added or deducted in calculating the equity award adjustments are as follows:
PEO Equity Award Adjustments

Year	Year End Fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards ($)	Fair value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	56,700	(20,358)	—	16,719	—	—	53,061
2022	42,231	(42,869)	—	93,900	—	—	93,262
2021	—	(2,995)	—	11,850	—	—	8,855
____________
(c)    The Company does not provide any Pension or Deferred Compensation benefits to the PEO or the Non-PEO NEOs.
(3)    The amounts reported in Average Summary Compensation Table for Non-PEO NEOs reflects the average of the amounts reported to the NEOs as a group (excluding the PEO) in the "Total" column of the Summary Compensation Table for each applicable year.
(4)    Our non-PEO NEOs for 2023 were Robert A. Panora, our Chief Operating Officer and President; John K. Whiting, IV, our General Counsel and Secretary; Joseph, E. Gehret, our Vice President of Operations; Stephen Lafaille, our Vice President of Business Development and, Roger P. Deschenes, our Chief Accounting Officer.
(5)    Our non-PEO NEO's for 2021 and 2022 were Abinand Rangesh, our Chief Financial Officer; Robert A. Panora, our Chief Operating Officer and President; John K. Whiting, IV, our General Counsel and Secretary; Joseph, B. Gehret, our Chief Technology Officer; and, Jeffrey H. Glick, our Vice President of Sales.
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the average "compensation actually paid" to the NEOs, using the same methodology described above in Note 2:
Non-PEO Average Compensation Actually Paid Calculation

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less: Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($) (a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	173,922	(12,150)	(612)	161,160
2022	202,120	(2,000)	68,076	268,196
2021	199,449	(16,700)	4,497	187,246
____________
(a)    The amounts added or deducted in calculating the equity award adjustments are as follows:

Non-PEO Total Average Equity Award Adjustments Calculation

Year	Average Year End fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding Unvested Equity Awards ($)	Average Fair value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	17,250	(30,401)	—	12,539	—	—	(612)
2022	29,562	8,389	—	30,125	—	—	68,076
2021	3,087	(259)	—	1,669	—	—	4,497
____________
(6)    The amounts in the "Value of Fixed $100 Investment" column represents the total stockholder return ("TSR") of our common stock for the periods presented assuming a hypothetical $100 investment from the beginning of the earliest year in the pay-versus-performance table through the end of each applicable year in the table and assuming dividends, if any, were reinvested. The stock price performance reflected in these amounts is based on historical results and is not necessarily indicative of future stock price performance.
(7)    Net Income (Loss) are as reported in our Annual Report on Form 10-K for the applicable year.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
Since the beginning of the last completed fiscal year we have not been a party to any transaction and there is no currently proposed transaction in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years and in which any of our directors or director nominees, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Director Independence
The Company's common stock is listed on The OTCQX Market's Best Market. The Board considers the status of its members pursuant to the independence requirements set forth in applicable OTCQX rules and applicable federal securities laws. Under these requirements, the Board undertakes a review at least annually of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family and the Company and its affiliates, if any. The purpose of this review is to determine whether any such relationship or transactions exist that are inconsistent with a determination that the director is independent. The following current directors, Dr. Albertine, Ms. Galiteva, Dr. Ghoniem, Ms. Hirsch, and Mr. Lewis are "independent" in each case as defined in the applicable OTCQX rules and meet the independence requirements of NASDAQ, based upon prior representations of the directors in the D&O questionnaires. As of December 31, 2023, the members of the Compensation Committee, Audit Committee and Nominating and Governance Committee are also "independent" for purposes of Rule 10A-3 under the Exchange Act. The Board bases these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.
AUDIT FEES SUMMARY
Fees billed by Wolf & Company P.C. ("Wolf") for services rendered in connection with the fiscal years ended December 31, 2023 and 2022 are set forth below. All fees earned by Wolf were pre-approved by the Audit Committee.

	2023	2022
Audit fees	$242,106	$220,629
Audit-related fees	34,000	3,000
Tax fees	—	—
All other fees	—	—
Total	$276,106	$223,629

Audit Fees
Audit fees billed by Wolf for 2023 and 2022 for professional services rendered in connection with the annual audits of the Company's financial statements included in the Company's Annual Report on Form 10-K for the years ended December 31, 2023 and 2022 and review of financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-related Fees
Audit-related fees for professional services for assurance and related services related to the performance of the audit our review of our consolidated financial statements which include consents for registration statements and other miscellaneous filings and acquisition valuation consultation in connection with the Aegis acquisition.
Tax Fees
There were no tax fees billed by Wolf in 2023 and 2022.
All Other Fees
There were no fees other fees billed by Wolf in 2023 and 2022.
The percentage of hours expended for professional services rendered by persons other than the principal accountant's full-time permanent employees in connection with the audit of the Company's financial statements for the year ended December 31, 2023 was approximately 10%.
Audit Committee's pre-approval policy and procedures
The Audit Committee’s current policy is to require all audit and permissible non-audit services provided by our independent auditors to be pre-approved by the committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s By-laws provide that the number of directors shall be determined from time to time by the Board of Directors. The Board of Directors currently consists of the following seven members: Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Dr. Ahmed F. Ghoniem, Ms. Susan Hirsch, Mr. Earl R. Lewis, Dr. John Albertine, and Dr. Abinand Rangesh.
The Board has concluded that the nomination and election of Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Ahmed F. Ghoniem, Ms. Susan Hirsch, Mr. Earl R. Lewis, Dr. John Albertine, and Dr. Abinand Rangesh as members of the Board is in the best interests of the Company, and recommends stockholder approval of the election of each nominee to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Biographical information concerning the nominees can be found under “Information About Directors and Executive Officers” above.
Each of the nominees has consented to being named in this Proxy Statement and to serve his or her respective term if elected. If a nominee should for any reason become unavailable for election, the Board may nominate a substitute nominee. If you have submitted a proxy and a substitute nominee is selected, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute nominee designated by the Board. Alternatively, if the Board does not select a substitute nominee, the proxy may vote only for the remaining nominees, leaving a vacancy on the Board that may be filled at a later date by the Board in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
The persons named in the proxy will vote FOR each such nominee, except where authority has been withheld as to the nominee.
Vote Required for Approval
The election of directors will be determined by a plurality of the votes cast by the stockholders.
The Board recommends a vote FOR each of the nominees for election to the Board of Directors of the Company.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF WOLF & COMPANY P.C.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
The Audit Committee has selected Wolf & Company, P.C., or “Wolf” to serve as the Company's independent registered public accounting firm in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2024, and the review of the Company's consolidated financial statements for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024. Wolf has served as the Company's independent registered public accounting firm since September 15, 2014.
Although ratification is not required, the Board is submitting the selection of Wolf to its stockholders for ratification as a matter of good corporate practice. If the selection is not ratified by stockholders, the Audit Committee will consider the results in connection with its selection of auditors for the balance of 2024. Notwithstanding the ratification of the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the Company's best interest and the best interests of its stockholders.
The Audit Committee, prior to engaging Wolf, considered the qualifications of that firm, its reputation for integrity, competence in the fields of accounting and auditing, and its independence.
The Company has been informed that neither Wolf nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have any of them had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Wolf is expected to be present at the Annual Meeting, to make a statement if so desired, and to be available to respond to appropriate questions.
Vote Required for Approval
To be approved, the ratification of the appointment of Wolf requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.
The Board recommends that stockholders vote FOR the ratification of the appointment of Wolf & Company P.C. as the Company's independent registered public accounting firm.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Our Board of Directors is hereby submitting to our stockholders for their approval an amendment to our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) to effect a combination of our outstanding shares of common stock into a lesser number of shares, or a reverse stock split, ranging from 1-for- 4 to 1- for-6, the specific ratio, the implementation, and timing of such reverse stock split to be determined at the discretion of the Board (“Reverse Stock Split”).
Our Board reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. In determining whether to proceed with the Reverse Stock Split our Board will assess the per share price of our common stock, the financial results of the Company, listing requirements for relevant national securities exchanges, and the effect of the Reverse Stock Split on the Company's public float.
If approved by our stockholders and deemed necessary by our Board, the proposed amendment will be effective upon the filing of a certificate of amendment (“Certificate of Amendment”) to our certificate of incorporation with the Secretary of State of the State of Delaware, or at such other date and time as may be specified in such certificate of amendment. The Certificate of Amendment shall be substantially in the form attached to this Proxy Statement as Exhibit A and which is incorporated herein by this reference.
All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder to one non-cumulative vote for each share held of record on all matters submitted to a vote of our stockholders and to participate equally and to receive any and all such dividends as may be declared by the Board. Holders of our common stock have no preemptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.
If approved by the holders of our common stock, the Reverse Stock Split proposal would permit, but not require, our Board to effect a reverse stock split of our issued and outstanding common stock at a reverse stock split ratio ranging from 1-for-4 to 1-for-6, the specific ratio, the implementation, and timing of such reverse stock split to be determined at the discretion of the Board (the “Reverse Stock Split”). Upon implementation of the proposed Reverse Stock Split, based on the ratio of not less than 1 for 4 and not greater than 1 for 6, shares of outstanding common stock will be converted into one share of common stock.
We do not intend to issue fractional shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, we will round up each such fractional share to the next whole number of shares, including with respect to the shares issuable upon exercise or conversion of outstanding rights, warrants or options.
Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split
On June 19, 2020, we voluntarily delisted our common stock from Nasdaq and transitioned the quotation of our shares to OTC Markets Group Inc.’s OTCQX Best Market. Our common stock has been quoted on the OTC Markets Group Inc.’s OTCQX Best Market since June 19, 2020 under the symbol “TGEN.” We believe that trading “over the counter” has limited our stock’s liquidity and may impair our ability to raise additional capital.
Our Board is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of seeking to re-list our common stock on a national securities exchange. In order to meet the initial listing requirements of a national securities exchange, we will need to comply with various initial listing requirements, including with respect to the minimum trading price of our shares at the time we file an initial listing application with any such national securities exchange.
Our Board reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. In determining whether to proceed with the Reverse Stock Split our Board will assess the per share price of our common stock, the financial results of the Company, listing requirements for relevant national securities exchanges, and the effect of the Reverse Stock Split on the Company's public float.
In addition, we believe that relisting on a national securities exchange, if implemented, will make our common stock more attractive to a broader range of institutional and other investors, as we believe that the current market price of our common stock may affect its acceptability to certain institutional investors, investment funds, professional investors and other members of the investing public. Many brokerage houses, institutional investors and investment funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our Board, the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors.
Potential Risks of Proposed Amendment
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reverse stock split established by our Board of Directors. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.
The number of shares held by each individual holder would be reduced if the Reverse Stock Split is implemented. This may increase the number of stockholders who hold less than a “round lot,” or 100 shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders who choose to sell all or a portion of their shares.
Also, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although our Board anticipates that a higher stock price may have the effects described above, there can be no assurance that the Reverse Stock Split will result in a per share price that will either enable us to seek a re-listing of our shares, attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock. The market price of our shares will also be based on our performance and other factors, some of which are unrelated to the number of our shares outstanding.
The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares is likely to improve the trading price of our shares and if the implementation of the proposal is determined by the Board to be in the best interests of the Company and it stockholders. If neither of these conditions is present, the Board may elect not to proceed with the proposal.
Criteria the Board of Directors May Use to Determine Whether to Implement the Reverse Stock Split
When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider various factors, including:
•    the initial listing requirements for uplisting onto a national securities exchange;
•    the historical trading price and trading volume of our common stock;
•    the then-prevailing trading price and trading volume of our common stock and the expected impact of the
Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•    the number of shares of our common stock outstanding; and,
•    prevailing general market, legal and economic conditions.
Procedure for Implementing the Reverse Stock Split
The Reverse Stock Split, if approved by our stockholders and if our Board determines to implement the Reverse Stock Split, would become effective on the date and time set forth in the Certificate of Amendment filed with the Delaware Secretary of State, which we expect would be shortly after such filing is made with the Delaware Secretary of State (“Effective Time”). The exact timing of the filing of the Certificate of Amendment to effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.
Fractional Shares
We do not intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractional shares, we will round up to the next whole number of shares.
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
General
After the Effective Time of the Reverse Stock Split, if the Board elects to implement it, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting rights and other rights and preferences of the holders of our common stock would not be affected by the Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of rounding up to the nearest whole share in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split.
The principal effects of the Reverse Stock Split would be that:
•    no fractional shares of common stock would be issued in connection with the Reverse Stock Split, instead, any fractional shares will be rounded up to the next whole number of shares as explained above;
•    by reducing the number of shares of common stock outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares which the Board may use in connection with future financings or other issuances;
•    based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments would be made to the per share exercise or conversion price and the number of shares issuable upon the exercise, conversion or vesting of all then outstanding equity awards, common stock warrants and convertible debt with respect to the number of shares of common stock subject to such award, warrant or convertible debt and the exercise or conversion price thereof, in each case to the extent applicable, subject to the terms of such awards, warrants or convertible debt;
•    the number of shares and the option price for outstanding option grants for shares of our common stock authorized under the 2006 Stock Incentive Plan and 2022 Stock Incentive Plan of Tecogen, Inc. (the “Stock Incentive Plans”) will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board; and
•    the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.
Effect on Shares of Common Stock
For the purposes of providing examples of the effect of the Reverse Stock Split on our common stock, the following table contains approximate information, based on share information as of the Record Date, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our common stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:
The following table contains approximate information relating to our common stock, based on share information as of December 31, 2023:

	Common Stock
	Current	After Reverse Split if 1-for-4 Ratio Selected	After Reverse Split if 1-for-5 Ratio Selected	After Reverse Split if 1-for-6 Ratio Selected

Authorized Common Stock	100,000,000	100,000,000	100,000,000	100,000,000

Common Stock issued and outstanding	24,850,261	6,212,565	4,970,052	4,141,710

Common Stock issuable upon exercise of stock options	3,638,122	909,531	727,624	606,354

Common Stock reserved under the 2006 Stock Option and Incentive Plan and the 2022 Stock Incentive Plan	3,312,568	828,142	662,514	552,095

Common Stock authorized, but unissued and unreserved/unallocated	68,199,049	92,049,762	93,639,810	94,699,841

Although a reverse stock split would not have any dilutive effect on our existing shareholders, a reverse stock split without a corresponding reduction in the number of shares authorized for issuance reduces the proportion of shares owned by our existing shareholders relative to the number of shares authorized for issuance increasing the number of shares available for issuance that our Board may issue in its discretion. Our Board may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. If our Board authorized the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been effected.
Effect on our Authorized Preferred Stock
The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock.
Effect on Outstanding Equity Awards and Equity Plans
If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards. In addition, the number of shares of common stock available for issuance under the Stock Incentive Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board, such that fewer shares will be subject to such plan.
Accounting Matters: Reduction in Stated Capital
Under Delaware law, a reduction in stated capital will create a corresponding increased in paid-in capital (i.e., the excess of net assets over stated capital). Pursuant to the Reverse Stock Split, the par value of our common stock would remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our common stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.
Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. The Reverse Stock Split will be retrospectively reflected in our future disclosures for all periods presented in our historical financial statements. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split.
Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)
Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.
WE MAY ISSUE THE ADDITIONAL SHARES OF AUTHORIZED COMMON STOCK THAT WILL BECOME AVAILABLE AS A RESULT OF THE REVERSE STOCK SPLIT WITHOUT THE ADDITIONAL APPROVAL OF OUR STOCKHOLDERS.
New CUSIP
After the Effective Time of the Reverse Stock Split that our Board elects to implement, our common stock would have a new CUSIP number.
Continued SEC Reporting Requirements and Stock Listing

After the effective time of the Reverse Stock Split, we would continue to be subject to periodic reporting of the Exchange Act, and our common stock would continue to be listed on OTC Markets Group Inc.’s OTCQX Best Market.
Not a Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.
No Appraisal Rights
Under the Delaware law, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.
Material U.S. Federal Tax Consequences of the Reverse Stock Split
The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired shares of our common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our common stock, and any members of such an entity, are encouraged to consult their tax advisors.
BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:
•    a U.S. Holder will not recognize gain or loss on the Reverse Stock Split;
•    the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor; and
•    the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor.
U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a stockholder on different dates and at different prices. U.S. Holders that acquired shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.
Interest of Directors and Named Executive Officers
Our directors and named executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal except to the extent of their ownership of shares of our outstanding common stock.
Vote Required for Approval
The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote as of the Record Date is needed to approve the Reverse Stock Split. Abstentions and broker non-votes while considered present for purposes of establishing a quorum, will have the same effect as a vote against the proposal.
The Board recommends that stockholders vote "FOR" the approval of an amendment to our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) to effect a combination of our outstanding shares of common stock into a lesser number of shares, or a reverse stock split, with an exchange ratio ranging from 1-for-4 to 1-for-6, with the specific ratio, the implementation, and timing of such reverse stock split to be determined at the discretion of our Board of Directors.
PROPOSAL 4
NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION ("SAY ON PAY")
In accordance with the non-binding stockholder advisory vote on the frequency of stockholder vote on named executive officer compensation at the annual meeting of stockholders held in 2019, the Board has authorized, approved, and directed that the compensation of the named executive officers of the Company be submitted to the stockholders of the Company for a non-binding advisory vote to approve such compensation.
Vote Required for Approval
To be approved, the non-binding advisory vote regarding ratification of the compensation paid to the named executive officers of the Company requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.
The Board recommends that stockholders vote FOR the ratification of the compensation paid to our named executive officers.

ADDITIONAL INFORMATION
No Incorporation by Reference
In the Company’s filings with the Securities and Exchange Commission, or SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the filing. Based on SEC regulations, the “Audit Committee Report” and the “Compensation Committee Procedures,” specifically are not incorporated by reference into any other filings by the Company with the SEC. In addition, this Proxy Statement includes website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholder Communication with the Board
A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in writing to Tecogen Inc., attention Corporate Secretary, 76 Treble Cove Road, North Billerica, Massachusetts 01862. If such communication is intended for some or all of the members of the Board, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Householding of Proxy Statements
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or Notice of Internet Availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders may “household” our proxy materials. In that event, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker and the Company's Secretary in writing at 76 Treble Cove Road, North Billerica, MA 01862 or by telephone at (781) 466-6400. The Company will promptly deliver, without charge, an additional copy of any such Proxy Statement and annual report upon request. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.
Other Proposed Action
The Board does not intend to bring any other matters before the Annual Meeting, nor does the Board know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.
By Order of the Board of Directors
TECOGEN INC.
/s/ John K. Whiting, IV
John K. Whiting, IV
Secretary of the Corporation

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF TECOGEN INC.

1.Tecogen Inc. (“Corporation”) a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”) does hereby certify as follows:
2. On April __, 2024, the Board of Directors of the Corporation by unanimous written consent duly adopted resolutions authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Amendment”), and declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders. On June __, 2024, the stockholders of the Corporation duly approved such proposed amendment at the Corporation’s Annual Meeting of Stockholders in accordance Section 242 of DGCL. The resolution setting forth the amendment pursuant to the terms approved by the Corporation’s Board of Directors, acting pursuant to the authority delegated by the Corporation’s stockholders is as follows:
RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraph C to Article FOURTH of the Certificate of Incorporation:
C. Pursuant to the DGCL, at ______ Eastern Time on the date of filing (“Reverse Stock Split Effective Time”) of this Certificate of Amendment, every __ shares of common stock, $.001 par value per share (“Common Stock”), issued and outstanding immediately prior to the Reverse Stock Split Effective Time (“Old Shares”) shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Shares”), subject to the treatment of fractional share interests described below (“Reverse Stock Split”). Every right, option, or warrant to acquire Old Shares outstanding immediately prior to the Reverse Stock Split Effective Time shall, as of the Reverse Stock Split Effective Time and without any further action, automatically be reclassified into the right to acquire New Shares based on the exchange ratio of shares of Old Shares to New Shares set forth in the immediately preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).
No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares in the Reverse Stock Split shall be entitled to receive one (1) full share of post-Reverse Stock Split Common Stock from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a letter of transmittal by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s old certificates (“Old Certificates”).
Each holder of record of a certificate which immediately prior to the last trading day preceding the Reverse Split Effective Time (“Effective Date”) represents Old Certificates shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (“New Certificates”) representing the number of whole New Shares into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.”
3. That this amendment was duly adopted in accordance with the provisions of Section 242 of DGCL.
4. That, except as amended hereby, the provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, to be executed and acknowledged by its duly appointed officer as of this ___ day of ___________________, 202_.
TECOGEN INC.
By:        __________________________
    (Authorized Officer)
Its:        ___________________________
Name:        ___________________________

APPENDIX 1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V45500-P09693 ! ! ! For All Withhold All For All Except For Against Abstain !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. TECOGEN INC. 76 TREBLE COVE ROAD BUILDING 1 NORTH BILLERICA, MA 01862 TECOGEN INC. Please indicate if you plan to attend this meeting. 01) John M. Albertine 02) Angelina M. Galiteva 03) Ahmed F. Ghoniem 04) John N. Hatsopoulos 05) Susan Hirsch 06) Earl Ray Lewis III 07) Abinand Rangesh 1. To elect seven (7) directors to the Board of Directors of the Company to hold office until the 2025 Annual Meeting or until their successors are duly elected and qualified: Nominees: The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1. The Board of Directors recommends a vote FOR each of the following proposals 2, 3 and 4. 2. To ratify the selection of the firm of Wolf and Company P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. To approve an amendment to the company’s Amended and Restated Certificate of Incorporation to effect a combination of the company’s outstanding shares of common stock into a lesser number of shares, or a reverse stock split, ranging from 1-for-4 to 1-for-6, the specific ratio of such split, the implementation and timing of which shall be subject to the discretion of the Board. 4. To approve, on a non-binding advisory basis, the compensation paid to the company’s named executive officers for 2023 as disclosed pursuant to item 402 of Regulation S.K in the compensation tables and related disclosures in the company’s proxy statement on schedule 14A. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No ! !! ! !! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You may also attend the meeting in person and vote your shares at the meeting. SCAN TO VIEW MATERIALS & VOTEw

V45501-P09693 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. TECOGEN INC. Annual Meeting of Stockholders June 6, 2024 at 1:00 p.m. This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints John K. Whiting, IV, and Roger Deschenes or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to represent and vote all of the common stock of Tecogen Inc. which the undersigned has the full power to vote at the Annual Meeting of Stockholders of Tecogen Inc. to be held at the Corporate Headquarters of Tecogen Inc. at 76 Treble Cove Road, Building 1, North Billerica, Massachusetts 01862, on Thursday, June 6, 2024 at 1:00 p.m. (local time), and at any adjournment or postponement thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter as designated on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this proxy. Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1, and FOR Proposals 2, 3, and 4 and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof. (Continued, and to be marked, dated and signed, on the other side)